As filed with the Securities and Exchange Commission on August 7, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NORTHWESTERN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The Registrant issued the following press release today:

[LOGO]	News Release NYSE:NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

INSTITUTIONAL SHAREHOLDER SERVICES REPORT RECOMMENDS NORTHWESTERN SHAREHOLDERS VOTE THEIR PROXY FOR CERTIFICATE OF INCORPORATION PROPOSAL

SIOUX FALLS, S.D.—August 7, 2003—NorthWestern Corporation (NYSE:NOR) today reported that Institutional Shareholder Services (ISS) has recommended that common shareholders vote their proxy for Proposal 1: "Amendment and Restatement of the Restated Certificate of Incorporation."

        Institutional Shareholder Services, Inc. is a leading provider of proxy voting and corporate governance services. ISS serves hundreds of institutional clients with its core business analyzing proxies and issuing informed research and objective vote recommendations for more than 10,000 U.S. and 12,000 non-US shareholder meetings each year. ISS' analysis is independent and NorthWestern did not contract with the company for an assessment. ISS' analysis concludes, "The company has informed ISS that the proposals in Item 1 are a part of turnaround plan that seeks to restructure the company's debt, strengthen its balance sheet, and provide sources of financing... management's plan seeks to improve shareholder value, we believe this item warrants support."

        "We commend ISS for reviewing and recommending that common shareholders vote their proxy for the Company's restatement of the restated Certificate of Incorporation," said Gary G. Drook, NorthWestern's Chief Executive Officer. "The ability to substantially reduce our debt is a key goal of our turnaround plan. In addition to the sale of noncore assets and other steps we are working on to stabilize our financial condition, the Board believes the reduction of debt will require the issuance of additional equity securities either to raise cash or to exchange for the retirement of outstanding debt which the restated Certificate of Incorporation would allow. We urge all shareholders to follow ISS's recommendation and vote their proxy as soon as possible."

        Shareholders who have not yet voted their proxy may do so by any one of the three ways noted on their proxy card—online via the Internet, by calling a toll-free number, or by signing and returning the proxy voting card via mail. For questions, please call NorthWestern's investor relations department at (605) 978-2913.

About NorthWestern

        NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a leading nationwide provider of networked communications and date services to small and mid-sized business; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.